LETTER FROM PADGETT, STRATEMANN & CO., LLP



                                                                 EXHIBIT 16.1



 July 27, 2001



 Mr. Roger R. Tuttle
 Dyna Group International, Inc.
 1661 S. Seguin Street
 New Braunfels, TX  78130

 Dear Mr. Tuttle,

      This is to confirm that the client-auditor relationship between Dyna Group International, Inc. (SEC File Number 0-17385) and Padgett, Stratemann & Co., LLP has ceased.

 Sincerely,


 /s/ Padgett, Stratemann & Co., LLP
 ----------------------------------
 Padgett, Stratemann & Co., LLP


 cc: Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, DC 20549